Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-56257 and 333-126445 of Bernard Chaus, Inc. on Form S-8 of our report dated September 20, 2007, appearing in this Annual Report on Form 10-K of Bernard Chaus, Inc. for each of the three years in the period ended June 30, 2007.

/s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York

September 28, 2007